UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    July 26, 2011

Commission File No. 000-16929

Soligenix, Inc.
(Exact name of small business issuer as specified in its charter)

DELAWARE	41-1505029
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

29 Emmons Drive, Suite C-10 Princeton, NJ	08540
(Address of principal executive offices)	(Zip Code)
(609) 538-8200
(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On July 26, 2011, Soligenix, Inc. (the “Company”), Enteron Pharmaceuticals, Inc., a wholly-owned subsidiary of the Company (“Enteron”), and Sigma-Tau Pharmaceuticals, Inc. (“Sigma-Tau”) entered into an amendment (the “Sigma-Tau Amendment”) to the Collaboration and Supply Agreement dated as of February 11, 2009 (the “Sigma-Tau Agreement”).   In exchange for the payment of $5 million by Sigma-Tau to the Company, the Company granted Sigma-Tau an exclusive license to commercialize orBec® in the “European Territory,” as amended by the Sigma-Tau Amendment.  The Sigma-Tau Amendment requires Sigma-Tau to make additional payments to the Company in the aggregate amount of $11 million upon the achievement of milestones.  Total milestone payments due from Sigma-Tau under the Sigma-Tau Agreement, including the Sigma-Tau Amendment, could reach up to $26 million (including $1 million paid by Sigma-Tau in September 2009 and the initial $5 million payment under the Sigma-Tau Amendment). The next milestone payments, totaling $2 million, will be made upon notification by the U.S. Food and Drug Administration and the European Medicines Agency of the successful completion of the confirmatory Phase 3 clinical trial of orBec® for the treatment of acute gastrointestinal Graft-versus-Host disease (“GI GVHD”).  The Sigma-Tau Amendment also requires Sigma-Tau to pay the Company a 40% royalty on net sales in the European Territory.   Sigma-Tau will also cover all commercialization expenses, including launch activities.

None of the other terms of the Sigma-Tau Agreement were modified in any material respect.

Also on July 26, 2011, the Company, Enteron, and George B. McDonald, MD (“Dr. McDonald”) entered into an amendment (the “License Agreement Amendment”) to the Exclusive License Agreement dated November 24, 1998, as amended (the “License Agreement”).  Under the License Agreement, Dr. McDonald would have been entitled to receive (i) $1,250,000 upon the closing of the Sigma-Tau Amendment; and (ii) $250,000 upon an approval of oral beclomethasone dipropionate by the European Medicines Agency.  Pursuant to the License Agreement Amendment, the Company will pay Dr. McDonald (i) $612,500 in cash and $400,000 in common stock of the Company (based upon the closing price of the Company’s common stock on July 26, 2011) upon the closing of the Sigma-Tau Amendment and (ii) $400,000 in cash upon an approval of oral beclomethasone dipropionate by the European Medicines Agency.

None of the other terms of the License Agreement were modified in any material respect.

The foregoing descriptions of the Sigma-Tau Amendment and the License Agreement Amendment do not purport to be complete and are qualified in their entirety by reference to the Sigma-Tau Amendment and the License Agreement Amendment, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.	Description

10.1	Amendment to the Collaboration and Supply Agreement between Soligenix, Inc., Enteron Pharmaceuticals, Inc. and Sigma-Tau Pharmaceuticals, Inc. dated as of July 26, 2011.†

10.2
2011 Amendment to Exclusive License Agreement between Enteron Pharmaceuticals, Inc. and Dr. George B. McDonald dated as of July 26, 2011, between Soligenix, Inc., Enteron Pharmaceuticals, Inc. and Dr. George B. McDonald.

99.1	Press release issued by Soligenix, Inc. on July 28, 2011.

†           Portions of this exhibit have been omitted pursuant to a request for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Soligenix, Inc.

July 28, 2011	By:	/s/ Christopher J. Schaber
Christopher J. Schaber, Ph.D.
President and Chief Executive Officer
(Principal Executive Officer)